Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 7, 2007, except paragraphs four through six of Note U, as to which the date is August 8, 2007, accompanying the consolidated balance sheets of Esmark Incorporated and Subsidiaries (“Successor” or “Company”) as of December 31, 2006 and 2005, and the consolidated statements of income and comprehensive income, stockholders’ equity and cash flows of the Company for the years ended December 31, 2006 and 2005 and for the period from November 9, 2004 through December 31, 2004, and the consolidated statements of income and comprehensive income, members’ equity and cash flows of Esmark LLC and Subsidiaries (“Predecessor” or the “LLC”) for the period from January 1, 2004 through November 8, 2004 included in the Registration Statement on Form S-4 (File No. 333-142822, effective October 26, 2007) of Esmark Incorporated. We hereby consent to the incorporation by reference of said reports in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Chicago, Illinois

January 10, 2008